Exhibit 3.2

Adopted September 1, 2011

By-laws

of

Paradigm Holdings, Inc.

A Nevada Corporation

ARTICLE I.

FORMATION

Section 1. LEGAL NAME. The legal name of the corporation is Paradigm Holdings, Inc. (the “Corporation”).

Section 2. LEGAL PURPOSE. The Corporation has been formed for the purpose of any legal business purpose permitted under the Nevada Revised Statutes (the “Act”).

Section 3. LEGAL JURISDICTION. The Corporation is subject to the laws of the State of Nevada. If any provisions of these by-laws re inconsistent with statutes governing the formation and operation of a corporation within this jurisdiction, the laws of the State of Nevada shall control.

ARTICLE II

OFFICES

Section 1. REGISTERED AGENT AND OFFICE. The registered office of the Corporation is located at 2215 Renaissance Drive, Clark County, Las Vegas, Nevada 89119 and the registered agent at the aforementioned address is CSC Services of Nevada, Inc.

Section 2. PRINCIPAL PLACE OF BUSINESS. The principal office for the transaction of business of the Corporation is hereby fixed and located at 1100 North Glebe Road, Arlington County, Commonwealth of Virginia. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said County.

Section 3. OTHER PLACES OF BUSINESS. The Corporation may have other such places of business within or outside of the State of Nevada as may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE III.

STOCKHOLDERS

Section 1. PLACE OF MEETINGS. All annual and other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place which may be designated either by the Board of Directors pursuant to authority hereafter granted to said Board, or by written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

Section 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the third Thursday of November of each year, or at such other date and time, not inconsistent with Nevada law, as may be approved by the Board of Directors; provided, however, should said day fall upon a legal holiday, then such annual meeting of stockholders shall be held at the same time and place on the next day thereafter which is not a legal holiday. The election of the Board of Directors shall be an item on the agenda of the annual meeting of stockholders, provided, however, that failure to elect the directors on the designated date for the purpose shall not be a reason for the Corporation to be dissolved, and every director shall continue to hold office and discharge the duties of a director until a successor has been elected. If the Corporation fails to elect directors within eighteen (18) months after the last election of directors, the district court has jurisdiction in equity, upon application of any one or more stockholders holding stock entitling them to exercise at least fifteen percent (15%) of the voting power, to order the election of directors in the manner required by the Act.

Section 3. NOTICE TO STOCKHOLDERS. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his or her address appearing on the books of the Corporation or given by him or her to the Corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given him or her if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices, signed by the President, a Vice President, the Secretary or an Assistant Secretary, shall be sent to such stockholder entitled thereto, not less than ten (10) days nor more than sixty (60) days before such annual meeting, and shall specify the place, day, and hour of such meeting, and shall also state the general nature of the business or proposal to be considered or acted upon at such meeting before action may be taken at such meeting on:

(a) A proposal to sell, lease, convey, exchange, transfer, or otherwise dispose of all or substantially all of the property or assets of the Corporation;

(b) A proposal to merge or consolidate with another corporation, domestic or foreign;

(c) A proposal to reduce the stated capital of the Corporation;

(d) A proposal to amend the Articles of Incorporation except to extend the term of the corporate existence;

(e) A proposal to wind up and dissolve the Corporation; and

(f) A proposal to adopt a plan of distribution of shares, securities, or any consideration other than money in the process of winding up.

Section 4. SPECIAL MEETINGS. Special Meetings of the stockholders, for any propose or purposes whatsoever, may be called anytime by the Chairman of the Board or by the Board of Directors, or by the President or Secretary at the written request of stockholders owning a majority of the shares of the Corporation then outstanding and entitled to vote.

Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 5. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or by proxy, or by the President if a quorum of stockholders is not present.

When any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder as in the case of an original meeting. In all other instances of adjournment, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 6. ENTRY OF NOTICE. Whenever any stockholder entitled to vote has been absent from any meeting of stockholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such meeting was given to such stockholder, as required by the law and the By-laws of the Corporation.

Section 7. VOTING. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his or her name on the stock records of the Corporation. Such vote may be given viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a stockholder at any election and before the voting begins. Any action required or permitted by stockholders at any annual or special meeting may also be taken by written consent in lieu of meeting.

Section 8. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. When a quorum is present at any meeting, a majority in interest of the stock represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Articles of Incorporation, or these By-laws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. CONSENT OF ABSENTEES. The proceedings and transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made apart of the minutes of the meeting.

Section 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at any meeting at which all shares entitled to vote thereon were present and voted. The written consent of the stockholders, which may be executed in counterparts, shall be filed with the minutes of the Corporation by the Secretary .

Section 11. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the Secretary of the Corporation; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 12. STOCKHOLDERS OF RECORD.

(a) The Board of Directors shall fix a date by which all of the stockholders of record at the close of that business day are entitled to exercise their rights. Those stockholders are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such a record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not, with respect to stockholder meetings, be less than ten (10) days nor more than sixty (60) days before the date of such meeting or, with respect to stockholder consents, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(b) If the Board of Directors does not fix a record date, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given or, if notice is waived as provided herein, on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is necessary, shall be the close of business on the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day the resolution of the Board of Directors is adopted.

ARTICLE IV.

DIRECTORS

Section 1. POWERS. Subject to limitations of the Articles of Incorporation, of the By-laws, and the Act, particularly as to actions to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the By-laws, all corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

FIRST: To select and remove all other officers, agent, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or by By-laws, fix their compensation, and require from them security for faithful service.

SECOND: To conduct, manage, and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, the Articles of Incorporation or the By-laws, as they may deem best.

THIRD: To change the principal office for the transaction of the business of the Corporation from one location to another within the same county as provided in Article II, Section 2 of these By-laws; to fix and locate from time to time, one or more places of business of the Corporation within or without the State of Nevada as provided in Article II, Section 3 of these By-laws; to designate any place within or without the State of Nevada for the holding of any stockholders’ meetings; and to adopt, make, and use a corporate seal, and to prescribe the form of certificates of stock, and to alter the form of such seal and of such stock certificates from time to time, as in their judgment they may deem best; provided, such seal and such certificates shall at all times comply with the provisions of the law.

FOURTH: To authorize the issuance of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

FIFTH: To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefore.

SIXTH: To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend, or repeal By-laws. The executive committee shall be composed of two or more directors.

SEVENTH: To declare, at their sole discretion, from time to time that the Corporation pay dividends or make other distributions on its outstanding shares in the manner and upon the terms and conditions provided by law or by the Articles of Incorporation

Section 2. NUMBER AND QUALIFICATIONS OF DIRECTORS. The authorized number of directors of the Corporation shall be two (2) until changed by amendment of the Articles of Incorporation or by a by-law amending this Section 2, Article IV of these By-laws duly adopted by the vote or written assents of the stockholders entitled to exercise fifty-one percent (51%) of the voting power of the Corporation.

Section 3. ELECTION AND TERM OF OFFICE. The directors named in the Articles of Incorporation shall hold office until the annual meeting of stockholders next succeeding the filing of the Articles of Incorporation and until their successors are elected and qualified. The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose. All directors shall hold office at the pleasure of the stockholders or until their respective successors are elected. The stockholders may at any time, either at a regular or special meeting, remove any director and elect his or her successor.

Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of the stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The stockholders may elect a director of directors at any time to fill any vacancy or vacancies of a director tendered to take effect at a future time; the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held on the third Thursday of March, June and August of each year at 9:00 o’clock a.m. thereof; provided, however, that should said day fall upon a legal holiday, then said meeting shall be held at the same time and place on the next day thereafter which is not a legal holiday. Notice of regular meetings of the Board of Directors is required and shall be given in the same manner as notice of special meetings of the Board of Directors.

Section 8. SPECIAL MEETINGS. Special meetings of the board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, by any Executive Committee, or by any member of the Board.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written, facsimile or electronic communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the Corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the U.S. Mail or delivered to the telegraph company in the place in which the principal office of the Corporation is located at least one hundred twenty (120) hours prior to the time of holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least forty eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, or delivery as above provided, shall be due, timely, legal and personal notice to such director.

Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 10. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, any entry in the minutes as to the effect that notice has been duly given shall be sufficient evidence that due notice of such special meeting was given to such director, as required by law and the By-laws of the Corporation.

Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the directors not present, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. With the exception of Section 4 of this Article, an action of the directors shall be regarded as the act of the Board of Directors only if a majority of the entire authorized number of directors shall vote affirmatively on such action.

Section 13. ADJOURNMENT. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated time, place, and hour; provided, however, that in the absence of a quorum, the directors present at any directors’ meeting, either regular or special, may adjourn from time to time, until the time fixed for the next regular meeting of the Board.

Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of law or these By-laws may be taken without a meeting if all members shall individually or collectively consent in writing to such action. Such written consent may be in counterparts and shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors, any certificate or other document filed under any provisions of the Act which related to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that the By-laws authorize the directors to so act, and such statement shall be prima facie evidence of such authority.

Section 15. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attending, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

ARTICLE V.

OFFICERS

Section 1. OFFICERS. The officers of the Corporation shall be:

1.	Chairman of the Board
2.	Chief Executive Officer
3.	President
4.	Executive Vice President
5.	Senior Vice President
6.	Vice President
7.	Secretary
8.	Treasurer

The Corporation may also have, at the discretion of the Board of Directors, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board of Directors need not be directors. One person may hold two or more offices, except those of President and Secretary.

Section 2. ELECTIONS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article, shall be chosen annually by the Board of Directors at its organization meeting following the annual meeting of stockholders, and each shall hold his or her office at the pleasure of the Board of Directors, who may, either at a regular or special meeting, remove any such officers and appoint his or her successor.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at a regular or special meeting of the Board, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors as prescribed by the By-laws.

Section 7. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there shall be such an officer, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders, and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

Section 8. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall,

subject to the control of the Board of Directors, report to the Chief Executive Officer and have general supervision of the officers of the Corporation, other than the Secretary, Treasurer, any Assistant Secretaries and any Assistant Treasurers. In the absence of the Chairman of the Board, if there be such an officer, or of the Chief Executive Officer, if there be such an officer, the President shall preside at all meetings of the stockholders and/or of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the By-laws.

Section 8. VICE PRESIDENT. If any are elected, the Vice President(s) shall perform such duties and have such authority as may be delegated to them from time to time by the Board of Directors. In the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all restrictions upon, the President. Absence and disability are defined as follows: absence is physical absence from the Corporation’s principal place of business and unreachable by telephone for a period of forty-eight (48) hours. Disability is the inability of the Chairman of the Board, the Chief Executive Officer, and/or the President to perform his or her duties on an ongoing basis.

Any Executive Vice President, Senior Vice President and each other Vice President shall have such other powers and perform such duties as are authorized by the laws of Nevada and as are delegated to them respectively from time to time by the board of Directors or the By-laws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and stockholders present, the names of those present at the directors’ meeting, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, if there be any such transfer agent, a share register or a duplicate share register showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and the date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given, notice of all meetings of stockholders and the Board of Directors, as required by the By-laws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

The Secretary shall cause a copy of the following records to be maintained at its registered office in the State of Nevada:

(i) a copy of the Corporation’s articles of incorporation, and all amendments thereto, certified by the Secretary of State;

(ii) a copy of the Corporation’s By-laws, and all amendments thereto, certified by the Secretary or any Assistant Secretary; and

(iii) a duplicate stock ledger, revised annually, containing the names of all persons who are stockholders of the Corporation, their places of residence, if known, and the number of shares held by them respectively; in lieu of the duplicate stock ledger, the Corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is kept.

Section 10. TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus, and surplus shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director. The Treasurer shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be delegated by the Board of Directors.

ARTICLE VI.

MISCELLANEOUS

Section 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on July 1 of each calendar year.

Section 2. RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time, in the future, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders or preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change, conversion, or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfer of shares during the whole, or any part of any such period.

Section 3. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the stockholders and directors shall be open to inspection upon the written demand of any stockholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his or her interests as a stockholder, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any stockholders’ meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a stockholders’ meeting shall be made in writing upon the Chief Executive Officer, Secretary, or Assistant Secretary of the Corporation.

Section 4. CHECKS, DRAFTS, ETC.: All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC.: HOW EXECUTED. The Board of Directors, except as the By-laws or Articles of Incorporation otherwise provide, may authorize any officer, employee, or agent, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, employee, or agent shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit to render it liable for any purpose or to any amount.

Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be in a form as determined by the Board of Directors and signed by the Chairman of the Board of Directors and the Secretary or an Assistant Secretary.

Certificates for shares may be issued prior to full payment thereof, under such restrictions and for such purposes as the Board of Directors or the By-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, President, Secretary or any Assistant Secretary, or Treasurer or any Assistant Treasurer of the Corporation are authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation or corporations, may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney.

Section 8. INSPECTION OF BY-LAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of the By-laws as amended or otherwise altered to date, certified by the Secretary or any Assistant Secretary, which shall be open to inspection by the stockholders at all reasonable times during business hours. Pursuant to the provision of the Act and Article IV, Section 9, a copy of the by-laws, certified by the Secretary or any Assistant Secretary of the Corporation, shall be maintained at the registered office of the Corporation within the State of Nevada.

Section 9. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee, or agent of the Corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, but only after receipt by the Corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada.

ARTICLE VII.

AMENDMENTS

Section 1. POWER OF STOCKHOLDERS. New By-laws may be adopted or these By-laws may be amended or repealed by the vote of stockholders entitled to exercise fifty-one percent (51%) of the voting power of the Corporation or by the written assent of such stockholders.

Section 2. POWERS OF DIRECTORS. Subject to the right of stockholders as provided in Section 1 of this Article VI to adopt, amend, or repeal By-laws, By-laws other than a By-law or amendment thereof changing the authorized number of directors may be adopted, amended, or repealed by the Board of Directors.

ARTICLE VIII.

SEAL

The Corporation shall have a common seal, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal, Nevada”.